2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Main: (855) 334-0934

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of our audit report dated February 27, 2013 relative to the financial statements of Resort Savers, Inc. as of January 31, 2013 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

DKM Certified Public Accountants

Clearwater, FL

March 21, 2013